SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Tuesday, October  28, 2003

(Date of report)

EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-1035424
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 12. Results of Operations and Financial Condition.

On October 28, 2003, the Registrant is publicly releasing financial results for its quarter ended September 27, 2003, together with management’s earnings guidance for the balance of the 2003 calendar year. Such release is being made by press release and by a subsequent telephone conference call that has been announced to, and is broadly accessible by, the public. The press release is furnished with this filing as Exhibit 99.1, which is hereby incorporated in this Item 12 by reference

SIGNATURES
PRESS RELEASE

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Norcross, State of Georgia, on October 28, 2003.

EMS TECHNOLOGIES, INC.

Date: October 28, 2003	By:	/s/ Don T. Scartz Don T. Scartz Executive Vice President and Chief Financial Officer